July 11, 2007

Re: Secured Promissory Note of April 7, 2006 (the "CSI Note") issued by Sentry Power Systems, LLC in favor of CSI Business Finance, Inc in the principal sum of Two Hundred Thirty Five Thousand and No/100 Dollars ($235,000.00), subject to an Assignment, Assumption, Modification and Extension of Promissory Note executed by Sentry Power Technology, Inc of May 16, 2006e, and subject to a Guaranty Agreement executed by Power Technology, Inc. ("the Note")

For Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, CSI Business Finance, Inc agrees to modify the Note, as follows: The first sentence of the second paragraph of the Note is hereby deleted in its entirety and replaced with the following: "All principal and accrued and unpaid interest on this promissory note ("the Note") shall be due and payable in full on June 30, 2007." All other terms of the Note remain in full force and effect.

Agreed and Accepted

CSI Business Finance, Inc

Timothy J. Connolly
President

Power Technology, Inc.

Bernard J Walter

Bernard J. Walter
President